Exhibit 23.1 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS We have issued our report dated June 10, 2019, with respect to the consolidated financial statements of The Charles Machine Works, Inc., included in the Current Report of The Toro Company on Form 8-K/A dated June 13, 2019. We consent to the incorporation by reference of said report in the Registration Statements of The Toro Company on Forms S-8 (File No. 333-47260, File No. 333-57198, File No. 333-89260, File No. 333-89262, File No. 333-135033, File No. 333-119504, File No. 333- 151086, File No. 333-159767, File No. 333-39052, File No. 033-59563, File No. 333-11860, File No. 333-100004, File No. 333-87461, File No. 333-165582, File No. 333-204336, and File No. 333-215251). Tulsa, Oklahoma June 13, 2019